Exhibit 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of (i) our report dated February 27, 1997, incorporated by reference in DIANON Systems, Inc.'s Form 10-K for the year ended December 31, 1996, into the previously filed Registration Statements Nos. 33-41226, 33-94176, 33-94178, 33-43673 and 333-18817 and (ii) our report dated March 15, 1996, incorporated by reference in DIANON Systems, Inc. Form 10-K for the year ended December 31, 1995, into the previously filed Registration Statements Nos. 33-41226, 33-94176, 33-94178 and 33-43673.





                               ARTHUR ANDERSEN LLP



Stamford, Connecticut
February 27, 1997